EXHIBIT 10.1
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

            This Amended and Restated Employment Agreement ("Agreement") is entered into effective September 16, 2008 (the "Effective Date") by and between Buffalo Wild Wings, Inc., a Minnesota corporation (the "Company"), and Sally J. Smith, a resident of Minnesota ("Executive").

                                   BACKGROUND

         A. Executive is currently employed by the Company as its Chief Executive Officer and President. The Company desires to continue to employ Executive under the terms and conditions set forth in this Agreement.

         B. The Company and Executive are parties to an Employment Agreement dated December 1, 1999 (the "Prior Agreement"), which the parties desire to amend and restate in its entirety as set forth in this Agreement. The Company and Executive are also parties to Restricted Stock Unit Agreements dated December 26, 2005 and January 1, 2007 (the "RSU Agreements").

         C. In October 2004, the American Jobs Creation Act of 2004 (the "Act") was enacted, Section 885 of which Act added new provisions to the Internal Revenue Code pertaining to deferred compensation. The Treasury Department has issued final regulations and guidances regarding the deferred compensation provisions of the Act, which permit service providers and service recipients a transition period to modify existing deferred compensation arrangements to bring them into compliance with the Act.

         D. The parties agree that it is in their mutual best interests to modify, amend and clarify the terms and conditions of the Prior Agreement, as set forth in this Agreement, with the full intention of complying with the Act so as to avoid the additional taxes and penalties imposed under the Act.

         E. Executive is a key member of the management of the Company and is expected to devote substantial skill and effort to the affairs of the Company, and the Company desires to recognize the significant personal contribution that Executive makes and is expected to continue to make to further the best interests of the Company and its shareholders.

         F. It is desirable and in the best interests of the Company and its shareholders to continue to obtain the benefits of Executive's services and attention to the affairs of the Company. It is desirable and in the best interests of the Company and its shareholders to provide inducement for Executive (1) to remain in the service of the Company in the event of any proposed or anticipated change in control of the Company and (2) to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of the Company.


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         G. It is desirable and in the best interests of the Company and its shareholders that Executive be in a position to make judgments and advise the Company with respect to proposed changes in control of the Company without regard to the possibility that Executive's employment may be terminated without compensation in the event of certain changes in control of the Company.

         H. In Executive's position, Executive will have access to confidential, proprietary and trade secret information of the Company. It is desirable and in the best interests of the Company and its shareholders to protect confidential, proprietary and trade secret information of the Company, to prevent unfair competition by former executives of the Company following separation of their employment with the Company and to secure cooperation from former executives with respect to matters related to their employment with the Company.

                                    AGREEMENT

                  In consideration of the foregoing premises and the respective agreements of the Company and Executive set forth below, the Company and Executive, intending to be legally bound, agree as follows:

                  1. TERM. The term of Executive's employment under this Agreement shall commence on the Effective Date and shall continue in effect until the last day of the Company's fiscal year 2009, unless earlier terminated in accordance with Section 9 of this Agreement. Thereafter, unless earlier terminated in accordance with Section 9 hereof, the term of Executive's employment with the Company shall be automatically extended for successive one-year periods, each ending on the last day of the Company's fiscal year, unless either party gives written notice to the other party at least four (4) months prior to the expiration of such term that such party elects not to extend the term of this Agreement. The term of Executive's employment, beginning on the Effective Date of this Agreement, together with any automatic extensions thereof, shall collectively be the "Term."

                  2. POSITION AND DUTIES. During Executive's employment under this Agreement, Executive will have the following position, duties and responsibilities:

                     (a) Position with the Company. Executive will serve as Chief Executive Officer and President of the Company, or in such other executive position of a similar nature, and will perform such duties and responsibilities as the Board of Directors of the Company may assign Executive from time to time.

                     (b) Performance of Duties and Responsibilities. Executive will serve the Company faithfully and to the best of Executive's ability and will devote Executive's full working time, attention, and efforts to the business of the Company. Executive will report to the Board of Directors of the Company. Executive will follow and comply with applicable policies and procedures adopted by the Company from time to time, including without limitation policies relating to business ethics, conflict of interest, non-discrimination, confidentiality and protection of trade secrets, and insider trading. Executive will not engage in other employment or other material business activity, except as approved in writing by the Board of Directors. Executive hereby represents and confirms that Executive is under no contractual or legal commitments that would prevent Executive from fulfilling Executive's duties and responsibilities as set forth in this Agreement.


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                  3. COMPENSATION. During Executive's employment under this
Agreement, Executive will be provided with the following compensation and benefits:

                     (a) Base Salary. The Company will pay to Executive for services provided hereunder a base salary paid in accordance with the Company's normal payroll policies and procedures. The Board of Directors of the Company (or any authorized committees of the Board, together hereafter the "Board") will review Executive's performance on an annual basis and determine any adjustments to Executive's base salary in its sole discretion; provided, however, that any reduction shall be permitted only if the Company then reduces the base compensation of all its executive officers generally and shall not exceed the average percentage reduction for all such executive officers.

                     (b) Incentive Compensation. Executive will be eligible to participate in such programs under the Buffalo Wild Wings, Inc. Cash Incentive Plan as determined by the Board and in accordance with the terms, as may be amended and in effect from time to time (the "CIP").

                     (c) Equity. Executive will be eligible to participate in such programs under the Buffalo Wild Wings, Inc. 2003 Equity Incentive Plan as determined by the Board and in accordance with the terms of such plan as may be in effect from time to time.

                     (d) Employee Benefits. Executive will be entitled to participate in all employee benefit plans and programs generally available to executive employees of the Company, to the extent that Executive meets the eligibility requirements for each individual plan or program. Executive's participation in any plan or program will be subject to the provisions, rules, and regulations of, or applicable to, the plan or program. The Company provides no assurance as to the adoption or continuation of any particular employee benefit plan or program.

                     (e) Expenses. The Company will reimburse Executive for all reasonable and necessary out-of-pocket business, travel, and entertainment expenses incurred by Executive in the performance of Executive's duties and responsibilities to the Company during the Term. Such reimbursement shall be subject to the Company's normal policies and procedures for expense verification, documentation, and reimbursement; provided, however, that Executive shall submit verification of expenses within 30 days after the date the expense was incurred, and the Company shall reimburse Executive for such expenses eligible for reimbursement within 30 days thereafter.


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                  4. AMENDMENT OF RSU AGREEMENTS. Simultaneous with the
execution of this Agreement, Executive and the Company will execute amendments to the RSU Agreements, in the form attached to this Agreement as Exhibit A.

                  5. CONFIDENTIAL INFORMATION. Except as authorized in writing by the Board or as necessary in carrying out Executive's responsibilities for the Company, Executive will not at any time divulge, furnish, or make accessible to anyone or use in any way, any confidential, proprietary, or secret knowledge or information of the Company that Executive has acquired or will acquire about the Company, whether developed by himself or by others, concerning (i) any trade secrets, (ii) any confidential, proprietary, or secret recipes, designs, inventions, discoveries, programs, processes, formulae, plans, devices, or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, (iii) any customer or supplier lists, (iv) any confidential, proprietary, or secret development or research work, (v) any strategic or other business, marketing, or sales plans, systems or techniques, (vi) any financial data or plans, or (vii) any other confidential or proprietary information or secret aspects of the business of the Company. Executive acknowledges that the above-described knowledge and information constitute a unique and valuable asset of the Company and represent a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Executive will refrain from intentionally committing any acts that would materially reduce, and shall take reasonable steps to protect, the value of such knowledge and information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) at the time of Executive's use or disclosure is generally publicly known, other than as a direct or indirect result of the breach by Executive of this Agreement, (ii) is independently made available to Executive in good faith by a third party who has not violated a confidential relationship with the Company, or (iii) is required to be disclosed by law or legal process. Executive understands and agrees that Executive's obligations under this Agreement to maintain the confidentiality of the Company's confidential information are in addition to any obligations of Executive under applicable statutory or common law.

                  6. VENTURES. If, during Executive's employment with the Company, Executive participates in the planning or implementing of any project, program, or venture involving the Company, all rights in such project, program, or venture belong to the Company. Except as approved in writing by the Board, Executive will not be entitled to any interest in any such project, program, or venture or to any commission, finder's fee, or other compensation in connection therewith. Executive will have no interest, direct or indirect, in any customer or supplier that conducts business with the Company. Ownership by Executive, as a passive investment, of less than one percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 6.


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                  7. INTELLECTUAL PROPERTY.

                     (a) Disclosure and Assignment. As of the Effective Date, Executive hereby transfers and assigns to the Company (or its designee) all right, title, and interest of Executive in and to every idea, concept, invention, and improvement (whether patented, patentable or not) conceived or reduced to practice by Executive whether solely or in collaboration with others while Executive is employed by the Company, and all copyrighted or copyrightable matter created by Executive whether solely or in collaboration with others while Executive is employed by the Company, in each case, that relates to the Company's business (collectively, "Creations"). Executive shall communicate promptly and disclose to the Company, in such form as the Company may request, all information, details, and data pertaining to each Creation. Every copyrightable Creation, regardless of whether copyright protection is sought or preserved by the Company, shall be a "work made for hire" as defined in 17 U.S.C. ss. 101, and the Company shall own all rights in and to such matter throughout the world, without the payment of any royalty or other consideration to Executive or anyone claiming through Executive.

                     (b) Trademarks. All right, title, and interest in and to any and all trademarks, trade names, service marks, and logos adopted, used, or considered for use by the Company during Executive's employment (whether or not developed by Executive) to identify the Company's business or other goods or services (collectively, the "Marks"), together with the goodwill appurtenant thereto, and all other materials, ideas, or other property conceived, created, developed, adopted, or improved by Executive solely or jointly during Executive's employment by the Company and relating to its business shall be owned exclusively by the Company. Executive shall not have, and will not claim to have, any right, title, or interest of any kind in or to the Marks or such other property.

                     (c) Documentation. Executive shall execute and deliver to the Company such formal transfers and assignments and such other documents as the Company may request to permit the Company (or its designee) to file and prosecute such registration applications and other documents it deems useful to protect or enforce its rights hereunder. Any patentable invention relating to the Company's business and disclosed by Executive prior to the first anniversary of the effective date of Executive's termination of employment shall be deemed to be governed by the terms of this Section 7 unless proven by Executive to have been first conceived and made after such termination date.

                     (d) Non-Applicability. Executive is hereby notified that this Section 7 does not apply to any invention for which no equipment, supplies, facility, confidential information, or other trade secret information of the Company was used and which was developed entirely on Executive's own time, unless (1) the invention relates (a) directly to the business of the Company or
(b) to the Company's actual or demonstrably anticipated research or development, or (2) the invention results from any work performed by Executive for the Company.


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                  8. NONCOMPETITION AND NONSOLICITATION COVENANTS.

                     (a) Agreement Not to Compete. During Executive's employment with the Company and for a period of twelve (12) consecutive months from and after the termination of Executive's employment, whether such termination is with or without Cause, is at the instance of Executive or the Company or occurs before or after expiration of the Term, Executive will not, directly or indirectly, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, investor, stockholder, employee, member of any association, consultant, or otherwise, engage or participate in any Competitive Business. "Competitive Business" means any person, entity or business operation (other than the Company) that operates, manages or franchises, in the United States (i) a sports-themed restaurant that operates, manages or franchises two or more restaurants, markets the public viewing of sports and has alcohol sales of 20% or more, (ii) a restaurant that operates, manages or franchises two or more restaurants and features chicken wings that account for 10% or more of food sales, or (iii) any other business concept being operated by or under consideration by the Company as of the date of the Executive's employment termination. Ownership by Executive, as a passive investment, of less than one percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 8(a).

                     (b) Agreement Not to Hire. During Executive's employment with the Company and for a period of twelve (12) consecutive months from and after the termination of Executive's employment, whether such termination is with or without Cause, is at the instance of Executive or the Company or occurs before or after expiration of the Term, Executive will not, directly or indirectly, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, investor, stockholder, employee, member of any association, consultant, or otherwise, hire, engage, or solicit any person who is then an employee of the Company at a director level or above, or who was such an employee of the Company at any time during the six-month period immediately preceding Executive's termination of employment.

                     (c) Agreement Not to Solicit. During Executive's employment with the Company and for a period of twelve (12) consecutive months from and after the termination of Executive's employment, whether such termination is with or without Cause, is at the instance of Executive or the Company or occurs before or after expiration of the Term, Executive will not, directly or indirectly, in any manner or capacity including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant, or otherwise, solicit, request, advise, or induce any current or potential customer, supplier, vendor, franchisee or other business contact of the Company to cancel, curtail, or otherwise change its relationship adversely to the Company, or interfere in any manner with the relationship between the Company and any of its customers, suppliers, vendors, franchisees or other business contacts.


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                     (d) Modification. If the duration of, the scope of, or any business activity covered by, any provision of this Section 8 exceeds that which is valid and enforceable under applicable law, such provision will be construed to cover only that duration, scope, or activity that is determined to be valid and enforceable. Executive hereby acknowledges that this Section 8 will be construed so that its provisions are valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law.

                     (e) No Adequate Remedy at Law. Executive hereby acknowledges that the provisions of this Section 8 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this Section 8 by Executive will cause substantial and irreparable harm to the Company to such an extent that monetary damages alone would be an inadequate remedy therefor. Accordingly, in the event of any actual or threatened breach of any such provisions, the Company will, in addition to any other remedies it may have, be entitled to injunctive and other equitable relief to enforce such provisions, and such relief may be granted without the necessity of proving actual monetary damages.

                  9. TERMINATION OF EMPLOYMENT.

                     (a) The Executive's employment with the Company under this Agreement will terminate upon:

                         (i) Expiration of the Term following notice of
                  non-renewal pursuant to Section 1 of this Agreement;

                         (ii) The Company providing written notice to Executive
                  of the termination of Executive's employment, effective as of the date stated in such notice;

                         (iii) The Company's receipt of Executive's written
                  resignation from the Company, effective not earlier than 30 days after delivery of such written notice of resignation, provided that the Board may waive such notice or relieve Executive of Executive's duties during such notice period;

                         (iv) Executive's Disability; or

                         (v) Executive's death.

                     (b) The date upon which Executive's termination of employment with the Company is effective is the "Termination Date." For purposes of Section 10 of this Agreement only, the Termination Date shall mean the date on which a "separation from service" has occurred for purposes of Section 409A of the Internal Revenue Code and the regulations and guidance thereunder (the "Code").

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                  10. PAYMENTS UPON INVOLUNTARY TERMINATION WITHOUT CAUSE OR
RESIGNATION FOR GOOD REASON. If Executive's employment with the Company is terminated (i) involuntarily at the initiative of the Company without Cause (including termination upon expiration of the Term following notice of non-renewal by the Company pursuant to Section 1) or (ii) on the initiative of Executive for Good Reason such that Executive's Termination Date occurs within six months after the first occurrence of a condition giving rise to Good Reason (as described in Section 14(d)(i) - (iv) below), then, unless such Termination Date occurs upon or within one year following a Change in Control, in addition to such base salary and any incentive compensation for the last completed fiscal year that has been earned but not paid to Executive as of the Termination Date, the Company shall provide to Executive the severance payments and benefits set forth in Sections 10(a), (b), (c) and (d) below, subject to the conditions in
Section 12:

                     (a) Base Salary Continuation. The Company shall pay to Executive an amount equal to six months of Executive's base salary in effect as of the Termination Date, but not to exceed a maximum amount under this Section 10(a) of two times the lesser of:

                         (i) The Code ss. 401(a)(17) compensation limit for the
                  year in which the Termination Date occurs; or

                         (ii) Executive's annualized compensation based upon the
                  annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the Termination Date occurs (adjusted for any increase during that year that was expected to continue indefinitely if Executive had not separated from service).

 Subject to Section 12, such salary continuation shall be paid to Executive in accordance with the Company's regular payroll schedule, at the regular base salary payroll rate in effect as of the Termination Date, commencing on the first regular payroll date of the Company that occurs following the Termination Date and continuing for six months. The Company and Executive intend the payments under this Section 10(a) to be a "separation pay plan due to involuntary separation from service" under Treas. Reg. ss. 1.409A-1(b)(9)(iii).

                     (b) Supplemental Salary Continuation. The Company shall pay to Executive an additional amount equal to (i) if Executive has been employed continuously with the Company as of the Termination Date for less than five years, six months of Executive's base salary in effect as of the Termination Date, or (ii) if Executive has been employed continuously with the Company as of the Termination Date for five years or more, twelve months of Executive's base salary in effect as of the Termination Date. Subject to Section 12, such supplemental salary continuation shall be paid to Executive in accordance with the Company's regular payroll schedule, at the regular base salary payroll rate in effect as of the Termination Date, commencing on the first regular payroll date of the Company that occurs following the completion of all payments under
Section 10(a) and continuing for six months (or twelve months as applicable if Executive has been employed continuously for five years or more). The Company and Executive intend the payments under this section 10(b) to be deferred compensation payable in compliance with the requirements of Section 409A of the Code.


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                     (c) Incentive Pay. If the Termination Date is any day other than the last day of the plan year under the CIP, the Company shall pay to Executive an amount equal to a prorated portion of the award that would have been payable to Executive under the CIP for such plan year based on actual performance towards objectives, prorated based on the number of days of the plan year occurring through the Termination Date divided by 365. Any individual performance objectives applicable to Executive for the fiscal year shall be deemed to have been met at a level resulting in payout of 50% of the award amount allocated to such individual objectives. The payment shall be paid to Executive at the same time and in the same manner as CIP awards are paid to other executives of the Company pursuant to the CIP, but not later than 2 1/2 months following the end of the fiscal year in which the Termination Date occurs, provided that Executive has satisfied the conditions set forth in
Section 12. Any separation pay that may become payable pursuant to this Section 10(c) is intended to be a short-term deferral not subject to the requirements of
Section 409A of the Code.

                     (d) Medical Benefits. If Executive (and/or Executive's covered dependents) is eligible for and properly elects to continue group medical insurance coverage, as in place immediately prior to the Termination Date, and if Executive continues to pay the employee portion of such medical coverage, the Company will pay or reimburse the employer portion of such coverage until the earlier of (i) (A) if Executive has been employed continuously with the Company as of the Termination Date for less than five years, twelve months after the Termination Date, or (B) if Executive has been employed continuously with the Company as of the Termination Date for five years or more, eighteen months after the Termination Date, or (ii) the date Executive (and Executive's covered dependents) are no longer eligible for medical continuation coverage under COBRA.

                  11. PAYMENT TIMING FOLLOWING CHANGE IN CONTROL. If Executive's employment with the Company is terminated (i) involuntarily at the initiative of the Company without Cause (including termination upon expiration of the Term following notice of non-renewal by the Company pursuant to Section 1) or (ii) on the initiative of Executive for Good Reason such that Executive's Termination Date occurs within six months after the first occurrence of a condition giving rise to Good Reason (as described in Section 14(d)(i) - (iv) below), and if such Termination Date occurs upon or within one year following a Change in Control, then, in addition to such base salary and any incentive compensation for the last completed fiscal year that has been earned but not paid to Executive as of the Termination Date, the Company shall provide to Executive the severance payments and benefits set forth in Sections 10(a), (b), (c) and (d) above, subject to the conditions in Section 12, except that the salary continuation payments set forth in Sections 10(a) and (b) shall be paid to Executive in a single lump sum as soon as administratively feasible following the Termination Date, but in no event more than 2 1/2 months following the Termination Date. Any such lump sum payment pursuant to this Section 11 is intended to be a short-term deferral not subject to the requirements of Section 409A of the Code.


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                  12. CONDITIONS. Notwithstanding anything above to the
contrary, the Company will not be obligated to make any payments to Executive under Section 10 or Section 11 hereof unless: Executive has signed a release of claims in favor of the Company and its affiliates and related entities, and their directors, officers, insurers, employees and agents, in a form prescribed by the Company (but such release will not require Executive to release any rights under any qualified employee benefit plan of the Company in which Executive is a participant or any rights to indemnification as an employee, officer, or director of the Company); all applicable rescission periods provided by law for releases of claims shall have expired and Executive shall have signed and not rescinded the release of claims; and Executive is in material compliance with the terms of this Agreement as of the dates of such payments.

                  13. OTHER TERMINATION. If Executive's employment with the Company is terminated:

                     (a) by reason of Executive's abandonment of Executive's employment or resignation for any reason other than Good Reason;

                     (b) by reason of termination of Executive's employment by the Company for Cause;

                     (c) upon death or Disability; or

                     (d) upon or following expiration of the Term following notice of non-renewal by Executive pursuant to Section 1,

then the Company will pay to Executive, or Executive's beneficiary or Executive's estate, as the case may be, such base salary that has been earned but not paid to Executive as of the Termination Date, payable pursuant to the Company's normal payroll practices and procedures, and such incentive compensation that has been earned as of the Termination Date, payable as provided in the applicable plans or programs.

                  14. DEFINITIONS.

                     (a) Cause. "Cause" hereunder means:

                         (i) Executive's commission of any act constituting a
                  felony, or Executive's conviction or guilty or no contest plea to any criminal misdemeanor involving fraud, misrepresentation or theft;

                         (ii) gross misconduct or any act of fraud, disloyalty
                  or dishonesty by Executive related to or connected with Executive's employment by the Company or otherwise likely to cause material harm to the Company or its reputation;


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                         (iii) a material violation by Executive of the
                  Company's policies or codes of conduct; or

                         (iv) the willful or material breach of this Agreement
                  by Executive.

                     (b) Change in Control. "Change in Control" hereunder shall mean any change in effective control or ownership of the Company that (i) constitutes a Change in Control as such term is defined under the Buffalo Wild Wings, Inc. 2003 Equity Incentive Plan, as in effect from time to time, and (ii) constitutes a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of the Company under Code
Section 409A.

                     (c) Disability. "Disability" hereunder means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Executive to be unable to perform the duties of Executive's position of employment or any substantially similar position of employment.

                     (d) Good Reason. "Good Reason" hereunder means any of the following conditions arising without the consent of Executive, provided that Executive has first given written notice to the Company of the existence of the condition within 90 days of its first occurrence, and the Company has failed to remedy the condition within 30 days thereafter:

                         (i) a material diminution in the Executive's base
                  salary (other than a reduction permitted by Section 3(a) above in the case of a general reduction for all executive officers);

                         (ii) a material diminution in the Executive's
                  authority, duties, or responsibilities;

                         (iii) relocation of Executive's principal office more
                  than 50 miles from its current location; or

                         (iv) any other action or inaction that constitutes a
                  material breach by the Company of any terms or conditions of this Agreement, which breach has not been caused by Executive.


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                  15. OTHER POST-TERMINATION OBLIGATIONS.

                     (a) Other Obligations. In the event of termination of Executive's employment, the sole obligation of the Company under this Agreement will be its obligation to make the payments called for by Sections 10, 11 or 13 hereof, as the case may be, and the Company will have no other obligation to Executive or to Executive's beneficiary or Executive's estate, except as otherwise provided by law or by the terms of any employee benefit plans or programs, or of any incentive compensation or stock ownership plans, then maintained by the Company in which Executive participates.

                     (b) Immediately upon termination of Executive's employment with the Company for any reason, Executive will resign all positions then held as a director or officer of the Company and of any subsidiary, parent or affiliated entity of the Company.

                     (c) Upon termination of Executive's employment with the Company, Executive shall promptly deliver to the Company any and all Company records and any and all Company property in Executive's possession or under Executive's control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, flash drives or other digital storage media, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary or other secret information of the Company and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, handheld personal computers or other digital devices, telephones and other electronic equipment belonging to the Company.

                     (d) Following termination of Executive's employment with the Company for any reason, Executive will, upon reasonable request of the Company or its designee, cooperate with the Company in connection with the transition of Executive's duties and responsibilities for the Company; consult with the Company regarding business matters that Executive was directly and substantially involved with while employed by the Company; and be reasonably available, with or without subpoena, to be interviewed, review documents or things, give depositions, testify, or engage in other reasonable activities in connection with any litigation or investigation, with respect to matters that Executive then has or may have knowledge of by virtue of Executive's employment by or service to the Company or any related entity.

                     (e) Executive will not malign, defame or disparage the reputation, character, image, products or services of the Company, or the reputation or character of the Company's directors, officers, employees or agents. Officers or Directors of the Company shall not make any public statement that disparages or defames Executive's reputation or character. Nothing in this
Section 15(e) shall be construed to limit or restrict Executive or the Company from taking any action that such party in good faith reasonably believes is necessary to fulfill such party's fiduciary obligations to the Company, from making any statement internal to the Company's operations for legitimate business reasons, or from providing truthful information in connection with any legal proceeding, government investigation or other legal matter.


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

                  16. MISCELLANEOUS.

                     (a) Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local income and employment taxes as the Company shall determine are required to be withheld pursuant to any applicable law or regulation. The Company makes no assurances to Executive as to the tax treatment of any payments hereunder and, except with respect to tax amounts withheld by the Company, Executive will be responsible for payment and remittance of all taxes due with respect to compensation received or imputed under this Agreement.

                     (b) Section 409A. This Agreement and the payments hereunder are intended to be exempt from or to satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Internal Revenue Code of 1986, as amended ("Code"), including current and future guidance and regulations interpreting such provisions, and should be interpreted accordingly.

                     (c) Governing Law. All matters relating to the interpretation, construction, application, validity, and enforcement of this Agreement will be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota.

                     (d) Jurisdiction and Venue. Executive and the Company consent to jurisdiction of the courts of the State of Minnesota and/or the United States District Court, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement must be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits, will be in Hennepin County, State of Minnesota.

                     (e) Waiver of Jury Trial. To the extent permitted by law, Executive and the Company waive any and all rights to a jury trial with respect to any dispute arising out of or relating to this Agreement.

                     (f) Entire Agreement. This Agreement contains the entire agreement of the parties relating to Executive's employment with the Company and supersedes all prior agreements and understandings with respect to such subject matter, including without limitation the Prior Agreement, and the parties hereto have made no agreements, representations, or warranties relating to the subject matter of this Agreement that are not set forth herein. The RSU Agreements remain in full force and effect as amended.


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                                                                         Page 13

                     (g) No Violation of Other Agreements. Executive hereby represents and agrees that neither (i) Executive's entering into this Agreement nor (ii) Executive's carrying out the provisions of this Agreement, will violate any other agreement (oral, written, or other) to which Executive is a party or by which Executive is bound.

                     (h) Assignment. This Agreement shall not be assignable, in whole or in party, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign or delegate all or any portion of its rights and obligations under this Agreement to any corporation or other business entity (i) with which the Company may merge or consolidate, (ii) to which the Company may sell or transfer all or substantially all of its assets or capital stock, or (iii) of which 50% or more of the capital stock or the voting control is owned, directly or indirectly, by the Company or which is under common ownership or control with the Company. Any such current or future successor, parent, affiliate or other joint venture partner to which any right or obligation has been assigned or delegated shall be deemed to be the "Company" for purposes of such rights or obligations of this Agreement.

                     (i) Amendments. No amendment or modification of this Agreement will be effective unless made in writing and signed by the parties hereto.

                     (j) Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, and such counterparts executed and delivered, each as an original, will constitute but one and the same instrument.

                     (k) Severability. Subject to Section 8(d) hereof, to the extent that any portion of any provision of this Agreement is held invalid or unenforceable, it will be considered deleted herefrom and the remainder of such provision and of this Agreement will be unaffected and will continue in full force and effect.

                     (l) Survival. The provisions of this Agreement that by their terms or implication extend beyond the Term, including without limitation Sections 5, 7, 8, 15, and 16 of this Agreement, shall survive the termination or expiration of the Term and termination of Executive's employment with the Company for any reason.

                     (m) Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only and will not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                     (n) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally; (ii) sent by facsimile or other similar electronic device with confirmation; (iii) delivered by reliable overnight courier; or (iv) three business days after being sent by registered or certified mail, postage prepaid, and in the case of (iii) and (iv) addressed as follows:


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                                                                         Page 14

If to the Company:       Buffalo Wild Wings, Inc.
                         5500 Wayzata Boulevard, Suite 1600
                         Minneapolis, MN  55416
                         Fax: (952) 593-9787
                         Attention:  Board of Directors
                         Copy to: EVP, General Counsel and Secretary


If to Executive:         Latest address of Executive in the formal records of
                         the Company


                  Executive and the Company have executed this Agreement effective as of the date set forth in the first paragraph.


                               BUFFALO WILD WINGS, INC.



                               By:      /s/ Mary J. Twinem
                                  ----------------------------------------------
                                  Mary J. Twinem
                                  Its: Executive Vice President, Chief Financial
                                       Officer and Treasurer




                                        /s/ Sally J. Smith
                               -------------------------------------------------
                               Sally J. Smith


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